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                                                             EXHIBIT 10.15



                        FIRST AMENDMENT TO LOAN AGREEMENT

          THIS FIRST AMENDMENT (this "Amendment") dated as of February 25, 1997 is by and between DIPLOMAT AMBASSADOR, INC. ("Borrower") and CORESTATES BANK, N.A. ("Lender")

                                   BACKGROUND

          Borrower and Lender are parties to a certain Loan Agreement dated as of June 7, 1996 (the "Original Loan Agreement").

          Borrower has requested certain amendments to the Loan Agreement. Lender is willing to amend the Loan Agreement upon the terms and conditions set forth herein.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

          1. Defined Terms. Capitalized terms not otherwise defined in this Amendment will have the meanings given to such terms in the Loan Agreement.

          2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

               a. The definition for "Credit Limit" in Section 1.01 is hereby amended to read in its entirety as follows:

          "Credit Limit" means the lesser of (A) the Borrowing Base or (B) $12,000,000.

               b. The definition for "Borrowing Base" in Section 1.01 is hereby amended to read in its entirety as follows:

          "Borrowing Base" means (A) the Account Advance Rate multiplied by the face amount of Borrower's Eligible Accounts, plus (B) the Renaissance Account Advance Rate multiplied by the face amount of Borrower's Eligible Renaissance Accounts, plus (C) the lesser of (1) 50% of Eligible Inventory, valued at the lower of cost or market, less an Inventory reserve of $45,000, or (2) the Inventory Sublimit, minus (D) Borrower's Letter of Credit Liability, minus (E) Borrower's Acceptance Liability.
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               c. The following definitions are hereby added:

          "Eligible Renaissance Account" means any Purchased Renaissance Account created in an arm's length transaction which meets all of the following specifications at the time of determination of Eligible Renaissance Accounts: (A) the Account is lawfully owned by Borrower free and clear of all liens, security interests and assignments except as set forth in clause (B), and Borrower has the right of assignment thereof and the power to grant a security interest therein; (B) the Account is subject to a first priority perfected security interest in favor of Lender; (C) the Account is valid and enforceable, representing the undisputed indebtedness of the Purchaser to Borrower;
          (D) the Account is not subject to any claim of defense, set off, counterclaim, warranty claim, credit, allowance or adjustment; (E) if the Account arises from the sale of goods, such sale was an absolute sale and not on consignment or on approval basis, and such goods have been shipped or otherwise made available to the Purchaser in accordance with the Borrower's agreements with such Purchaser; (F) if the Account arises from the performance of services, such services have actually been performed; (G) the Account arose in the ordinary course of business of Borrower; (H) no notice of the bankruptcy, receivership, reorganization or insolvency of the Purchaser owing such Account has been received by Lender or Borrower; (I) the Account has remained unpaid for less than 90 days from the date of original invoice; (J) the Purchaser is not any federal, state or local government or governmental agency; (K) the Account does not arise out of the shipment of goods outside of the United States; (L) the Account does not arise out of transactions between Borrower and (1) a non-United States government, governmental agency or government-controlled business or (2) a Person who is not subject to the jurisdiction of the court system of the United States or any state of the United States; (M) the Purchaser for such Account is not otherwise in default pursuant to the terms underlying the agreement creating such Account; (N) the Purchaser owing such Account is not Borrower or an Affiliate of Borrower; (0) the Account is net of any amounts owed to the Purchaser thereof; (P) the Account is not owed by a Delinquent Purchaser or any Subsidiary or Affiliate of a Delinquent Purchaser; and (Q) such Account is otherwise acceptable to Lender in its reasonable discretion.


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          "Inventory Sublimit" shall be determined in accordance with the following table:

                No. of days after the                Inventory Sublimit
               date of this Amendment                   Shall equal:

                      0-60                              $6,000,000
                     61-90                              $5,500,000
                     91-120                             $5,250,000
                   thereafter                           $5,000,000

          "Purchased Renaissance Account means any Account purchased by Borrower from Summit Bank pursuant to that certain Collateral Sale Agreement dated February 25, 1997.

          "Renaissance Account Advance Rate" means 70%.

               d. The definition for "Eligible Accounts" is hereby amended by
(i) insetting the following text: ", excluding Purchased Renaissance Accounts," after the word "Account" where it first appears in said definition and (ii) amending clause (0) to read in its entirety as follows:

          (O) the Account is net of any amounts owed to the Purchaser thereof;

               e. Effective on and after the date of this Amendment, the term "Applicable Margin" shall mean zero.

          3. Conditions Precedent to Amendment. Lender's obligations hereunder shal1 be conditioned upon Borrower delivering to Lender:

               a. A replacement Demand Note in the principal amount of $12,000,000.

               b. Satisfactory written proof that Rudy Slucker has loaned to Borrower $250,000 February 3, 1997 (the "Shareholder Acquisition Loan").

               c. A Second Rider to the Subordination Agreement dated June 7, 1996 duly executed by Rudy Slucker, which subordinates the Shareholder Acquisition Loan to Borrower's indebtedness to Lender.


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               d. A Second Rider to the Guaranty duly executed by Rudy Slucker and Linda Slucker in form and substance acceptable to Lender.

               e. A Second Rider to the Guaranty duly executed by Barry Budilov and Carole Budilov in form and substance acceptable to Lender.

               f. An Explanation and Waiver of Rights Regarding Confession of Judgment duly executed by each of the Budilovs and each of the Sluckers.

               g. An Explanation and Waiver of Rights Regarding Confession of Judgment duly executed by Borrower.

               h. A copy, certified in writing as of the date hereof by the Secretary or Assistant Secretary of Borrower, of resolutions of the Board of Directors of Borrower evidencing approval or ratification of this Amendment and the matters contemplated hereby.

               i. A certificate dated as of the date hereof by the Secretary or Assistant Secretary of Borrower as to the names and signatures of the officers of Borrower authorized to sign this Amendment and the other documents and certificates to be executed and delivered pursuant to the Loan Agreement, as amended hereby.

               j. An opinion of counsel to Borrower satisfactory to Lender regarding the validity of the sale of assets by Renaissance Eyewear, Inc. to Borrower free and clear of all liens, claims and encumbrances pursuant to
Section 9504 of the Pennsylvania Uniform Commercial Code.

               k. A proforma Borrowing Base Certificate, inclusive of all Collateral acquired by Borrower from Renaissance Eyewear, Inc., dated as of the date of this Amendment.

               l. A payoff letter from Summit Bank dated as of the date of this Amendment satisfactory to Lender.

               m. A proforma balance sheet of Borrower as of December 31, 1996, which includes the assets and liabilities (if any) acquired and assumed by Borrower from Renaissance Eyewear, Inc. as of the date of this Amendment.

          4. Condition Subsequent. On or before May 31, 1997, Borrower shall execute a Warrant and Registration Rights Agreement, pursuant to which Borrower will grant to Lender the right to purchase from Borrower a number of shares of Borrower's capital stock (the "Warrant Shares") which will yield Lender a net gain of not less than $300,000 after Lender disposes of the


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Warrant Shares. If Borrower fails to execute such Warrant and Registration
Rights Agreement, such failure shall constitute an Event of Default under the Loan Agreement.

          5. Confirmation of Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower hereby confirms, represents and warrants that:

               a. the representations and warranties set forth in the Loan Agreement are accurate on and as of the date hereof as though made on and as of this date (or, to the extent any such representation or warranty expressly relates to a specific date, as of such specific date); and

               b. no Default or Event of Default shall have occurred and be continuing or will result from the execution by Borrower of this Amendment or any other document contemplated herein.

          6. No Waiver; Acknowledgment of Borrower. No Default or Event of Default existing on the date hereof or having occurred prior hereto shall be deemed to have been waived by Lender by reason of entering into this Amendment. Borrower acknowledges the indebtedness presently owed by Borrower to Lender and hereby reaffirms its obligation to pay such indebtedness to Lender in full according to the terms of the Loan Agreement. Borrower confirms that it has no defenses, setoffs, or counterclaims to the exercise by Lender of its remedies under the Loan Agreement or applicable law.

          7. Payment of Fees and Expenses. Borrower agrees to pay on demand or to reimburse Lender, and to save Lender harmless against liability for payment of, all the reasonable out-of-pocket expenses arising in connection with the review, preparation and enforcement of this Amendment (including, without limitation, the reasonable fees and expenses of counsel to Lender).

          8. Continuation of Provisions. The Loan Agreement shall remain in full force and effect except to the extent amended hereby. From and after the date that this Amendment becomes effective, any reference to the Loan Agreement or similar term, shall be and mean a reference to the Loan Agreement as amended hereby and as the same may be further amended, modified or supplemented from time to time.

          9. Miscellaneous

               a. This Amendment contains all of the modifications to the Loan Agreement. No further modifications shall be deemed effective, unless in writing executed in accordance with the Agreement.


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               b. This Amendment shall be binding upon the parties hereto, their successors and assigns.

               c. This Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

          10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed by their respective duly authorized officers as of the date first above written.

(Corporate Seal)                            DIPLOMAT AMBASSADOR, INC.

Attest:
                                            By /s/ Barry Budilov
/s/ R Slucker                                  -------------------------
------------------------                    Title: President
              Secretary

                                            CORESTATES BANK, N.A.,


                                            By /s/ James A. Kelly, VP
                                               -------------------------
                                            Title: Vice President


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